UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023

________________

Fintech Scion Limited

(Exact name of registrant as specified in its charter)

Nevada	000-55685	30-0803939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Portman House, 2 Portman Street

London,W1H 6DU, UK

(Address of principal executive offices, including ZIP code)

+44 203 982 5041

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Shalom Dodoun

On December 27, 2023, the Board of Directors (the “Board”) of Fintech Scion Limited (the “Company”) accepted the resignation of Shalom Dodoun, the Chief Executive Officer of the Company, effective immediately (the “Separation Date”). Mr. Dodoun is also resigning from the Board as of the Separation Date. Mr. Dodoun’s resignation was not the result of any disagreement with the Company relating to its operations, policies or practices. In connection with Mr. Dodoun’s resignation from the Board, effective as of the Separation Date, the Board approved a reduction in the size of the Board to three directors.

Appointment of Chief Executive Officer

On December 27, 2023, the Board appointed Lim Chun Hoo as Chief Executive Officer of the Company. Mr. Lim previously served as Chief Financial Officer of the Company since November 2022 and is a member of the Board.

Set forth below is the biographical information of Mr. Lim, age 33, as required by Item 401 of the Regulation S-K.

Mr. Lim served as our Chief Financial Officer from November 2022 to December 27, 2023. Mr. Lim previously served as the Chief Executive Officer and as a director of Ho Wah since November 8, 2016 and November 4, 2016, respectively. On March 1, 2017, he was also appointed to serve as Ho Wah’s Chief Financial Officer and Chief Operating Officer. He also serves as executive director of Ho Wah Genting Holiday Sdn Bhd. In May, 2014, Mr. Lim founded an information technology company, Beedo, where he serves as its director. From August, 2013 to May, 2014, he was Senior Share Investment Executive at Public Bank Berhad. From August, 2010 to August, 2013, he served as a costing executive under PT Ho Wah Genting, Indonesia. Mr. Lim received a Bachelor of Arts (Honours) in Finance and Investment Management from the University of Northumbria, Newcastle-upon-Tyne, United Kingdom in 2010.

There are no arrangements or understandings between Mr. Lim and any other person pursuant to which Mr. Lim was appointed as Chief Executive Officer of the Company. In addition, there are no family relationships between Mr. Lim and any of the Company’s executive officers or directors. Mr. Lim has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Financial Officer

On December 27, 2023, the Board appointed Colin Ellis as Chief Financial Officer of the Company. Mr. Ellis has been a member of our Board since February 2023.

Set forth below is the biographical information of Mr. Ellis, age 61, as required by Item 4.01 of the Regulation S-K.

Mr. Ellis is the Senior Partner of Anstey Bond LLP, a London firm of chartered accountants, which he founded in January 2011. Mr. Ellis has a well-developed background in international corporate finance, having served as Auditor and Advisor to UK companies listed on the London Stock Exchange and Alternative Investment Market (AIM), along with other junior market-listed public companies, including entities in the Mining and Innovation Technology sectors. Mr. Ellis holds several directorships and provides financial knowledge for a range of companies, from start-ups to public companies. His 35 years of experience in the international finance industry have enabled Mr. Ellis to develop a sound knowledge of running both UK-based and international companies.

There are no arrangements or understandings between Mr. Ellis and any other person pursuant to which Mr. Ellis was appointed as Chief Financial Officer of the Company. In addition, there are no family relationships between Mr. Ellis and any of the Company’s executive officers or directors. Mr. Ellis has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINTECH SCION LIMITED
Dated: January 29, 2024
	By:	/s/ Lim Chun Hoo
	Name:	Lim Chun Hoo
	Title:	Chief Executive Officer